Exhibit 10.2

TERMINATION OF LETTER OF INTENT

April 26, 2018

Green Venture Capital, Inc.

Attention Don Whorley

Dear Sir,

Pursuant to the Letter of Intent entered into by Cannabis Leaf, Inc. and Green Venture Capital, Inc. on October 24, 2017 and pursuant to Section L. of the Letter of Intent, Cannabis Leaf, Inc. hereby formally terminates the Letter of Intent and is effective as of April 2, 2018.

No Consideration has been paid to date.

The undersigned has caused their duly authorized officers to execute this Notice of Termination as of this 26th day of April, 2018:

/s/ Jason Sakowski

____________________________

Cannabis Leaf, Inc.

Jason Sakowski, President and CEO